UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   January 3, 2007

ORIGINALLY NEW YORK, INC.
(Exact name of registrant as specified in its charter)
NEVADA	000-50013	91-2107890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

216 N. Commercial Avenue, Eagle Grove, IA	50533
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers

In accordance with and as contemplated by the Transaction Agreement completed on October 19, 2006 and disclosed on Form 8-K filed October 20, 2006, on January 3, 2007 Leonard Luner tendered his resignation from the Board of Directors of the Company, effective on January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.Date: January 8, 2007

ORIGINALLY NEW YORK, INC.

By:	/s/ Taylor Moffitt	Date: January 8, 2007
Taylor Moffitt
CEO/ /Director

By:	/s/ Chris McGovern	Date: January 8, 2007
Chris McGovern
President/Treasurer